UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 12, 2014

GRAHAM HOLDINGS COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-6714	53-0182885
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1150 15th Street, N.W. Washington, D.C.	20071
(Address of principal executive offices)	(Zip Code)

(202) 334-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On March 12, 2014 Graham Holdings Company (the “Company”) announced that it had reached an agreement in principle with Berkshire Hathaway Inc. (“Berkshire”) for Berkshire to acquire a wholly-owned subsidiary of Graham Holdings Company, which will include WPLG, a Miami-based television station, a number of Berkshire shares currently held by Graham Holdings Company and an amount of cash, in exchange for approximately 1.6 million shares of Graham Holdings Class B common stock currently owned by Berkshire and its subsidiaries.  The specific number of shares of each company and the amount of cash will be determined on the closing date based on certain factors, including the market prices of the shares of both companies at that time.  No binding agreement has yet been signed in connection with the transaction.

The Company and Berkshire issued a press release with respect to the transaction on March 12, 2014, a copy of which is filed herewith as Exhibit 99.1, and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1	Press Release of the Company and Berkshire, dated March 12, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Graham Holdings Company

Date: March 12, 2014	By:	/s/ Hal S. Jones
Name: Hal S. Jones
Title: Senior Vice President - Finance and Chief
Financial Officer

Exhibit Index

Exhibit 99.1	Press Release of the Company and Berkshire, dated March 12, 2014.